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                                                                                                 EXHIBIT 21.1

                                        SUBSIDIARIES OF THE REGISTRANT
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                  Name                                                                      Jurisdiction
                  ----                                                                      ------------
Sola Argentina S.A.                                                          Argentina
Sola Optical Partners, A Limited Partnership                                 Australia (Victoria)
     Sola Optical Holdings Pty. Ltd.                                         Australia (Victoria)
         Sola Corporation Limited                                            Australia (South Australia)
              Sola Optical Licensing Pty. Ltd.                               Australia (South Australia)
              Sola International Holdings Ltd.                               Australia (South Australia)
                  Sola Licensing Pty. Ltd.                                   Australia (South Australia)
                  Sola Optical Australia Pty. Ltd.                           Australia (South Australia)
                  Norinco Sola Optical Ltd.                                  People's Republic of China (50%)
Sola Belgium N.V.                                                            Belgium
     De Muynck Optics N.V.                                                   Belgium
Sola Brasil Industria Optica Ltda                                            Brazil
     Solbras-Distribuidora de Produtos Sola Ltda                             Brazil
     Sola Industria e Comercio Ltda                                          Brazil
     Sociedade Amazonense de Oculos Ltda                                     Brazil
American Optical Lens Company Limited                                        Canada
     1132782 Ontario, Inc.                                                   Canada
Sola Optical (U.K.) Limited                                                  England
     UKO International Limited                                               England
         UK Optical Limited                                                  England
         Raphael Taylor Group Limited                                        England
                  United Kingdom Optical Company Limited                     England
                  The Hadley Company Limited                                 England
                  Levers Optical (Manufacturing) Limited                     England
                  J&H Taylor Group Limited                                   England
                  Raphael's Limited                                          England
         UKO International (Overseas Holdings) Ltd.                          England
                  M. Wiseman and Company (South Africa) Limited              England
                  M. Wiseman and Company (Zimbabwe) Limited                  England
         AO European Services Limited                                        England
         Alpha Lens Company Limited                                          England
         British American Optical Company Limited                            England
         Chadwick Taylor Limited                                             England
         U.K. Wiseman Limited                                                England
         M. Wiseman and Company Limited                                      England
Sola Optical Holdings S.A.R.L.                                               France
     Industrie Optique Sola S.A.                                             France
         Sola Optical S.A.                                                   France
         AO Ouest Optique S.A.                                               France
Sola Group Holdings GmbH                                                     Germany
     Sola Optical GmbH                                                       Germany
     Sola Brillenglas Vertriebs GmbH                                         Germany
Sola Hong Kong Ltd.                                                          Hong Kong
Sola Holdings Ireland Limited                                                Ireland
     Sola IFSC                                                               Ireland
     Sola ADC Lenses Limited                                                 Ireland
         Sola RDC Limited                                                    Ireland
         Sola Ophthalmic Products Ltd.                                       Ireland
Sola Optical Italia S.p.A.                                                   Italy



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                  Name                                                                      Jurisdiction
                  ----                                                                      ------------

     O.V.Bari S.r.l.                                                         Italy (51%)
Sola Optical Japan Limited                                                   Japan (Osaka)
     Solnox Optical Ltd.                                                     Japan (50%)
Lentes Sola S.A. de C.V.                                                     Mexico
     American Optical de Mexico S.A. de C.V.                                 Mexico
Optica Sola de Mexico S.A. de C.V.                                           Mexico
American Optical Lensmex S.A. de C.V.                                        Mexico
Imgo Industries B.V.                                                         Netherlands
American Optical Norway AS                                                   Norway
Sola Optical (Poland) Sp.zo.o                                                Poland
Sola Optical Singapore Pte Ltd.                                              Singapore
     American Optical Co. Pte. Ltd.                                          Singapore
American Optical Company International A.G.                                  Switzerland
Sola Optical Taiwan Ltd.                                                     Republic of China
Sola Optical Holdings I Ltd.                                                 U.S.A. (Delaware)
Sola Optical Holdings II Ltd.                                                U.S.A. (Delaware)
Sola Optical Holdings III Ltd.                                               U.S.A. (Delaware)
Sola Optical Holdings IV Ltd.                                                U.S.A. (Delaware)
Sola Optical Holdings V Ltd.                                                 U.S.A. (Delaware)
Sola Optical Holdings VI Ltd.                                                U.S.A. (Delaware)
Sola Optical Holdings Aus. Ltd.                                              U.S.A. (Delaware)
Sola Optical Holdings Fr. Ltd.                                               U.S.A. (Delaware)
American Optical Lens Company                                                U.S.A. (Delaware)
Sola Neolens, Inc.                                                           U.S.A. (Florida)
Sola de Venezuela Industria Optica C.A.                                      Venezuela
Sola Optical China Limited                                                   British Virgin Islands (70%)
     Sola Optical Guangzhou Ltd.                                             People's Republic of China
     Sola Shanghai Omyl Ltd.                                                 People's Republic of China (50%)
     Sola Guangzhou Jiu Fo                                                   People's Republic of China
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